                                                                  EXHIBIT 12.1
                      STATEMENT OF COMPUTATION OF RATIOS
                                (in thousands)


                                                           Historical
                             ------------------------------------------------------------------------
                             Period from August 13, 1993
                              (inception of operations)         Year Ended             Year Ended
                              through December 31, 1993      December 31, 1994      December 31, 1995
                             ---------------------------     -----------------      -----------------
Earnings:
  Net income                           $1,208                      $14,156               $30,646
  Minority Interest                        28                          195                   439
  Fixed Charges                             6                          142                   902
                                       ------                      -------               -------
    Earnings                           $1,242                      $14,493               $31,987
                                       ======                      =======               =======

Fixed Charges:
  Interest expense                     $    0                      $    25               $   592
  Amortization of loan costs                6                          117                   310
                                       ------                      -------               -------
    Fixed Charges                      $    6                      $   142               $   902
                                       ======                      =======               =======
Fixed Charge Coverage Ratio(1)            207x                         102x                   35x
                                       ======                      =======               =======

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(1) Computed as Earnings divided by Fixed Charges.